UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2016

ROCK CREEK PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-15324 (Commission File Number)	52-1402131 (IRS Employer Identification No.)

2040 Whitfield Avenue, Suite 300 Sarasota, Florida 34243 (Address of principal executive offices, including zip code) 844-727-0727 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 4, 2016, Rock Creek Pharmaceuticals, Inc. (the “Company”) entered into an Amendment Agreement (the “Amendment Agreement”) with each of the buyers of its Senior Secured Convertible Notes issued on October 15, 2015 (the “Notes”). The Amendment Agreement makes certain modifications to the Notes and to the related Securities Purchase Agreement, dated October 14, 2015 (the “Securities Purchase Agreement”), and the related Registration Rights Agreement, dated October 15, 2015 (the “Registration Rights Agreement”).

Pursuant to the Amendment Agreement, the Notes were amended as follows:

•	The remaining investment proceeds held in deposit control accounts will be released to the Company, in $1.0 million monthly increments beginning on April 16, 2016 so long as the applicable “Equity Conditions” (as defined in the Notes) are satisfied at that time. This is in addition to $1.0 million that was released upon the execution of the Amendment Agreement, plus an additional $2.68 million that was released and paid to the holders of the Notes as a prepayment of principal, interest, and make-whole amounts upon the execution of the Amendment Agreement for the months of February and March 2016.

•	Each holder’s Note will be split into two notes, one of which is in the principal amount of the holder’s pro rata portion of the initial $3,500,000 previously released from the controlled accounts, and the second of which represents the remaining principal amount of the original Note issued to that holder.

•	The Company’s covenant to maintain $500,000 in available cash was modified so that it will not commence until the day after first above-described monthly $1.0 million release is made from the deposit control accounts (and its prior failure to maintain $500,000 was waived by the holders).

•	The continued listing on the Nasdaq Stock Market will no longer be an “Equity Condition” (i.e., a condition to the Company’s ability to use shares of common stock in satisfaction of payments under the Notes), although continue listing on the OTCQB will continue to be an Equity Condition.

The Registration Rights Agreement was amended as follows:

•	The Amendment Agreement provides that the Company’s previously filed registration statement registering the resale of 3,626,917 shares underlying the $3.5 million in principal amount of notes that has been released from the deposit control accounts must be declared effective by February 16, 2016. If not effective by that date, the registration delay penalties set forth in the Registration Rights Agreement will accrue.

•	The buyers waived any registration delay penalties that accrued prior to the date of the Amendment Agreement.

In addition to the above, the Securities Purchase Agreement was amended by deleting the requirement that the Company hold a stockholder meeting to seek stockholder approval of the Notes.

The foregoing does not purport to be a complete description of the Amendment Agreement and is qualified in its entirety by reference to the full text of the Amendment Agreement, which is attached as Exhibit 10.1 to this Form 8-K and are incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

10.1	Form of Amendment Agreement, dated February 4, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCK CREEK PHARMACEUTICALS, INC.

By:	/s/ Michael J. Mullan
Michael J. Mullan
Chairman of the Board and Chief Executive Officer

Date: February 4, 2016